Filed Pursuant to Rule 424(b)(7)
Registration No. 333-180102

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 6, 2012

PROSPECTUS SUPPLEMENT

(To prospectus dated March 28, 2012)

4,000,000 Shares

Metals USA Holdings Corp.

Common Stock

The selling stockholders, who beneficially own a majority of the shares of Metals USA Holdings Corp.’s common stock, are offering to sell 4,000,000 shares of our common stock. We will not receive any of the proceeds from this offering, including upon the exercise, if any, by the underwriters of their option to purchase additional shares, as discussed below. We will bear all of the offering expenses other than the underwriting discount.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MUSA.” The closing sale price of our common stock on August 3, 2012 was $16.36 per share.

Investing in our common stock involves risk. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement for a discussion of certain risks you should consider before investing in our common stock.

	Per Share	Total
Initial price to public	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the selling stockholders	$	$

The underwriters have the option to purchase up to an additional 600,000 shares from the selling stockholders at the initial price to the public less the underwriting discount within 30 days from the date of this prospectus supplement. We will not receive any proceeds from the sale of the additional shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on August     , 2012.

Joint Book-Running Managers

Goldman, Sachs & Co.
Credit Suisse
BofA Merrill Lynch
Deutsche Bank Securities
Morgan Stanley
UBS Investment Bank

Co-Managers

Moelis & Company	Lazard Capital Markets	Macquarie Capital	Davenport & Company LLC

Syndicate

Apollo Global Securities, LLC

The date of this prospectus supplement is August     , 2012.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of the offering. The second part is the prospectus, which describes more general information, some of which may not apply to the offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

When we refer to the “Company,” “we,” “our,” and “us” in this prospectus, we mean Metals USA Holdings Corp. (“Metals USA Holdings”) and its wholly-owned subsidiaries, Flag Intermediate Holding Corp. (“Flag Intermediate”) and Metals USA, Inc. (“Metals USA”), together with the wholly-owned subsidiaries of Metals USA. When we refer to the “common stock,” we refer to all shares of our common stock, par value $0.01 per share, offered pursuant to this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we, the underwriters, nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters or any agents, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

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INDUSTRY AND MARKET DATA

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. Statements as to our market position are based on market data currently available to us. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) regarding the securities offered hereby. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our corporate website at www.metalsusa.com. Except for those SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, none of the other information on our website is part of this prospectus supplement and the accompanying prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Some information contained in this prospectus supplement and the accompanying prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede, or update this prospectus supplement and the accompanying prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus supplement and the accompanying prospectus and/or information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later.

This prospectus supplement incorporates by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than documents or information “furnished” to and not “filed” with the SEC) after the initial filing of this prospectus supplement until the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, filed with the SEC on May 9, 2012 and August 6, 2012, respectively;

•	our Current Report on Form 8-K, filed with the SEC on May 17, 2012;

•	our Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2012; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 6, 2010, including any subsequent amendment thereto or report filed for the purpose of updating such description.

Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Metals USA Holdings Corp.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Attn: Investor Relations

Telephone: (954) 202-4000

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, and the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with different information. We, and not the underwriters, have ultimate authority over the statements contained or incorporated by reference in this prospectus and in any free writing prospectuses we have prepared, including the content of those statements and whether and how to communicate them. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front cover of the applicable document.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or

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superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. You may request a copy of these filings at the address and telephone number set forth above.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Metals USA Holdings. The agreements may contain representations and warranties by Metals USA Holdings or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference contain statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “should,” “plan,” “project” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

•	projected operating or financial results, including anticipated cash flows from operations and asset sale proceeds;

•	expectations regarding capital expenditures, interest expense and other payments;

•	projected working capital needs;

•	our beliefs and assumptions relating to our liquidity position, including our ability to adapt to changing market conditions; and

•	our ability to compete effectively for market share with industry participants.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are discussed under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and our reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. All forward-looking information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	supply, demand, prices and other market conditions for steel and other commodities;

•	the timing and extent of changes in commodity prices;

•	the effects of competition in our business lines;

•	the condition of the steel and metal markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

•	the ability of our counterparties to satisfy their financial commitments;

•	tariffs and other government regulations relating to our products and services;

•	adverse developments in our relationship with both our key employees and unionized employees;

•

operational factors affecting the ongoing commercial operations of our facilities, including catastrophic weather-related damage, regulatory approvals, permit issues, unscheduled blackouts, outages or repairs, unanticipated changes in fuel costs or availability of fuel emission credits or workforce issues;

•	our ability to operate our businesses efficiently, manage capital expenditures and costs (including general and administrative expenses) and generate earnings and cash flow;

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•	restrictive covenants in our indebtedness that may adversely affect our operational flexibility;

•	general political conditions and developments in the United States and in foreign countries whose affairs affect supply, demand and markets for steel, metals and metal products;

•	our ability to retain key employees; and

•	our expectations with respect to our acquisition activity.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. Accordingly, investors should not place undue reliance on those statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, or to reflect events or circumstances after the date of this prospectus supplement, except as otherwise required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere in this prospectus supplement. Please read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, and the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, before you decide to invest. In addition, this prospectus includes forward-looking information that involves risks and uncertainties. See “Cautionary Statement Concerning Forward-Looking Statements.”

The Company

Overview

As one of the largest metal service center businesses in the United States, we believe that we are a leading provider of value-added processed carbon steel, stainless steel, aluminum, red metals, manufactured metal components and inventory management services. We believe that we serve an important function as an intermediary between primary metal producers that generally sell large volumes in limited sizes and configurations and end-users that generally require more services and smaller quantities of customized products. Operating 46 facilities comprising approximately 5.9 million square feet of industrial space, our metal service center business sold more than 1,396 thousand tons of metal products in 2011 and more than 816 thousand tons of metal products in the six months ended June 30, 2012. We sell our products and services to a diverse customer base and broad range of end-user markets, including the aerospace, automotive industry manufacturing, defense, heavy equipment, marine transportation, commercial construction, office furniture manufacturing, and energy and oilfield services industries, among several others, throughout the United States. We strive to earn a margin over the cost of metal. Management’s strategy, manifested through organic growth initiatives and our acquisitions of metal service center businesses, focuses on maximizing the margin we earn over the cost of metal by offering additional value-added processing services and diversifying our product mix. We believe our growth and acquisition strategy, in combination with management’s demonstrated ability to manage metal purchasing and inventories to consistently meet our customers’ high expectations for service and reliability, serves as a foundation for future revenue growth and stable operating profit per ton through the economic cycle.

We operate in three reportable business segments: Plates and Shapes Group, Flat Rolled and Non-Ferrous Group, and Building Products Group. Our Plates and Shapes and Flat Rolled and Non-Ferrous Groups perform customized, value-added processing services to unimproved steel and other metals required to meet specifications provided by our customers in addition to offering inventory management and just-in-time delivery services, among others. These services are designed to enable our customers to reduce material costs, decrease capital required for raw materials inventory and processing equipment, and save time, labor, warehouse space and other expenses. The customers of our Plates and Shapes and Flat Rolled and Non-Ferrous Groups are in the aerospace, automotive industry manufacturing, defense, heavy equipment, marine transportation, commercial construction, office furniture manufacturing, and energy and oilfield services industries. Our Building Products Group manufactures finished building products for distributors and contractors engaged in the residential remodeling industry.

Risk Factors

Participating in this offering involves substantial risk. Our ability to execute our strategy also is subject to certain risks. The risks described under the heading “Risk Factors” immediately following this summary may cause us not to realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Before you participate in this offering, you should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the other information incorporated by reference, including matters set forth under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein.

Principal Stockholders

Our principal stockholders are investment funds (the “Apollo Funds”) affiliated with or managed by Apollo Management V, L.P. and its affiliated investment vehicles. The Apollo Funds and Apollo Management V, L.P. are affiliates of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”). Founded in 1990, Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of June 30, 2012, Apollo had assets under management of approximately $105 billion in its private equity, capital markets and real estate businesses.

As of August 1, 2012, the Apollo Funds beneficially owned approximately 64.0% of our outstanding common stock. Following completion of this offering, the Apollo Funds will beneficially own 53.2% of our common stock, or 51.6% if the underwriters’ option to purchase additional shares is fully exercised.

Additional Information

Metals USA Holdings Corp., formerly named Flag Holdings Corporation, was incorporated in Delaware on May 9, 2005. Our principal executive offices are located at 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308, and our telephone number is (954) 202-4000. Our website is located at www.metalsusa.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

The Offering

Common stock offered by selling stockholders	4,000,000 shares (4,600,000 shares if the underwriters exercise the option to purchase additional shares in full).

Common stock to be outstanding after the offering	37,102,523 shares.

Listing	Our common stock is listed on the NYSE under the symbol “MUSA.”

Option to purchase additional shares	The selling stockholders have granted the underwriters an option to purchase up to an additional 600,000 shares of common stock from them, within 30 days from the date of this prospectus supplement.

Dividends	We have not paid dividends on our common stock, and we do not currently anticipate paying any dividends on our common stock in the foreseeable future. See “Dividend Policy.”

Use of proceeds	We will not receive any proceeds from this offering, including upon any sales pursuant to an exercise of the option to purchase additional shares.

Conflicts of interest	Apollo Global Securities, LLC, which is an underwriter, is an affiliate of the Apollo Funds, and such selling stockholders own more than 10% of our outstanding shares of common stock. Because Apollo Global Securities, LLC is an underwriter and its affiliates beneficially own more than 10% of our shares, Apollo Global Securities, LLC is deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority (“FINRA”). Furthermore, because Apollo Global Securities, LLC is an affiliate of the Apollo Funds and such selling stockholders own more that 10% of our shares, Apollo Global Securities, LLC or its affiliates will receive more than five percent of the net proceeds from this offering as a result of their sale of shares of common stock in this offering. Thus, Apollo Global Securities, LLC is deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA. Pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the offering is of a class of equity securities for which a “bona fide public market” (as defined by FINRA Rule 5121(f)(3)) exists. See “Underwriting (Conflicts of Interest) – Conflicts of Interest.”

Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus:

•	assumes no exercise of the underwriters’ option to purchase up to 600,000 additional shares of common stock from the selling stockholders;

•

does not give effect to approximately 1.6 million shares of our common stock issuable upon the exercise of outstanding options or the vesting of restricted stock outstanding as of the date of this prospectus supplement; and

•

does not give effect to approximately 2.8 million shares of common stock collectively reserved for future issuance under our Amended and Restated 2005 Stock and Incentive Plan and our 2010 Long-Term Incentive Plan as of the date of this prospectus supplement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described in this prospectus supplement and the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” above.

In addition, you should carefully consider the additional risks related to an investment in our common stock and this offering, as set forth below:

The price of our common stock may fluctuate significantly and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your common stock at or above the price you paid for your common stock. The market price for our common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions that impact demand for our products and services;

•	future announcements concerning our business or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common stock;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation;

•	general market, economic and political conditions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	the number of shares to be publicly traded after this offering;

•	sales of common stock by us, the Apollo Funds or members of our management team;

•	adverse resolution of new or pending litigation against us;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events; and

•	material weakness in our internal controls over financial reporting.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with Metals USA Holdings, and these fluctuations could materially reduce our share price.

Apollo controls us and its interests may conflict with or differ from your interests as a stockholder.

After the consummation of this offering, Apollo will beneficially own approximately 53.2% of our common stock, assuming the underwriters do not exercise the option to purchase additional shares. If the underwriters exercise in full their option to purchase additional shares, Apollo will beneficially own approximately 51.6% of our common stock immediately after the consummation of this offering. In either case, Apollo will continue to have the power to elect all of our directors and will have the ability to prevent any transaction that requires the approval of our Board of Directors or stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets.

The amended and restated investors rights agreement, dated as of April 13, 2010, that we entered into with the Apollo Funds and each of our management members, which we refer to as the “amended and restated investors rights agreement,” provides that, except as otherwise required by applicable law, Apollo will have the right to nominate (a) four directors as long as Apollo owns (including shares of common stock issuable under the terms of any exchangeable securities issued by us) at least 30% but less than 50% of our outstanding common stock, (b) three directors as long as Apollo owns (including shares of common stock issuable under the terms of any exchangeable securities issued by us) at least 20% but less than 30% of our outstanding common stock and (c) two directors as long as Apollo owns (including shares of common stock issuable under the terms of any exchangeable securities issued by us) at least 10% but less than 20% of our outstanding common stock. In the event that the Board of Directors increases its size beyond nine members, Apollo’s nomination rights will be proportionately increased, rounded up to the nearest whole number. Thus, even after Apollo ceases to own a majority of our common stock, Apollo will continue to be able to significantly influence or effectively control our decisions.

The interests of Apollo could conflict with or differ from your interests as a holder of our common stock. For example, the concentration of ownership held by Apollo could delay, defer or prevent a change of control of our company or impede a merger, takeover or other business combination that you as a stockholder may otherwise view favorably. Apollo is in the business of making or advising on investments in companies and holds, and may from time to time in the future acquire, interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. They may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. Further, Apollo will realize substantial benefits from the sale of their shares in this offering. A sale of a substantial number of shares of stock in the future by funds affiliated with Apollo could cause our stock price to decline.

We are a “controlled company” within the meaning of NYSE corporate governance rules and, as a result, will continue to rely on exemptions from certain corporate governance requirements.

Upon the closing of this offering, Apollo will continue to control a majority of our voting common stock. As a result, we will remain a “controlled company” within the meaning of NYSE corporate governance standards. Under NYSE corporate governance rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance requirements, including:

•	the requirement that a majority of the Board of Directors consists of independent directors;

•	the requirement that we have a nominating/governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating/governance and compensation committees.

We utilize the exemptions from NYSE corporate governance requirements, including the foregoing, and we intend to continue to utilize these exemptions following this offering. As a result, we will not have a majority of independent directors nor will our nominating/governance and compensation committees consist entirely of independent directors and we will not be required to have an annual performance evaluation of the nominating/governance and compensation committees. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of NYSE governance requirements.

We have no plans to pay regular dividends on our common stock, which could reduce the return on your investment.

We have no plans to pay regular dividends on our common stock. Any payment of future dividends will be at the discretion of our Board of Directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our Board of Directors deems relevant. Metals USA’s amended and restated senior secured asset-based credit facility due 2015 (the “ABL facility”) and the indenture governing Metals USA’s 11 1/8 % senior notes due 2015 (the “Metals USA Notes”) also include limitations on the ability of our subsidiaries to pay dividends to us, which limits our ability to pay dividends to our stockholders. Accordingly, any return on your investment must come from an increase in the trading price of our common stock.

Future sales of a substantial amount of our common stock, the possibility of future sales or the perception in the public markets that future sales may occur may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market or the perception that these sales can occur could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

Our amended and restated certificate of incorporation authorizes us to issue 140,000,000 shares of common stock, of which 37,102,523 shares will be outstanding upon consummation of this offering. This number includes 11,426,315 shares that were sold in connection with our initial public offering, and the 4,000,000 shares offered by the selling shareholders in this offering, which are freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). The remaining 21,676,208 shares of our common stock outstanding (other than a small amount of shares sold from vested equity awards by our employees in market transactions since our initial public offering), including the shares of common stock owned by the Apollo Funds and certain members of our management, will be restricted from immediate resale under the lock-up agreements between our current stockholders and the underwriters, but may be sold in the near future. See “Underwriting (Conflicts of Interest).” Following the expiration of the applicable lock-up period, all these shares of our common stock will be eligible for resale under Rule 144 of the Securities Act, subject to volume limitations and applicable holding period requirements. In addition, the Apollo Funds will have the ability to cause us to register the resale of their shares, and certain of our management members who hold shares will have the ability to include their shares in the registration. See “Shares Eligible for Future Sale” for a discussion of the shares of our common stock that may be sold into the public market in the future.

We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We also may grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments. Any such issuance of shares or grant of registration rights in connection with acquisitions or investments may result in additional dilution to you.

As of the date of this prospectus supplement, there are approximately 1.6 million shares of our common stock issuable upon the exercise of outstanding stock options or the vesting of restricted stock, including approximately 747 thousand stock options which are vested and exercisable.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

Delaware law and our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, provisions of our amended and restated certificate of incorporation and bylaws may make it more difficult for, or prevent a third party from, acquiring control of us without the approval of our Board of Directors. These provisions include:

•	the ability of our Board of Directors to designate one or more series of preferred stock and issue shares of preferred stock without stockholder approval;

•	a classified Board of Directors;

•	the sole power of a majority of the Board of Directors to fix the number of directors;

•	limitations on the removal of directors;

•	the sole power of our Board of Directors to fill any vacancy on our board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise; and

•	advance notice requirements for nominating directors or introducing other business to be conducted at stockholder meetings.

The foregoing factors, as well as the significant common stock ownership by the Apollo Funds, could impede a merger, takeover or other business combination or discourage a potential investor from making a tender offer for our common stock, which could affect the price some investors are willing to pay for our common stock. See “Description of Capital Stock” in the accompanying prospectus.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our amended and restated certificate of incorporation authorizes us to issue up to 10,000,000 shares of one or more series of preferred stock. Our Board of Directors has the authority to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium over the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our common stock.

Metals USA Holdings is a holding company and relies on dividends and other payments, advances and transfers of funds from its subsidiaries to meet its financial obligations.

Metals USA Holdings has no direct operations and derives all of its cash flow from Flag Intermediate and Metals USA. Because Metals USA Holdings conducts its operations through its subsidiaries, Metals USA Holdings depends on those entities for dividends and other payments to generate the funds necessary to meet its financial obligations and to pay dividends with respect to our common stock. Legal and contractual restrictions in the ABL facility, the indenture governing the Metals USA Notes and other agreements governing current and future indebtedness of Metals USA Holdings’ subsidiaries, as well as the financial condition and operating requirements of Metals USA Holdings’ subsidiaries, currently limit and may, in the future, limit Metals USA Holdings’ ability to obtain cash from its subsidiaries. The earnings from, or other available assets of, Metals USA Holdings’ subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable Metals USA Holdings to pay dividends on our common stock.

USE OF PROCEEDS

We will not receive any proceeds from this offering. The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock. See “Selling Stockholders.”

DIVIDEND POLICY

We have not paid dividends on our common stock, and we do not currently anticipate paying any dividends on our common stock in the foreseeable future. Any future determination as to our dividend policy will be made at the discretion of our Board of Directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors our Board of Directors deems relevant. The terms of the indebtedness of Metals USA, our subsidiary, may also restrict it from paying cash dividends to us under some circumstances. See “Risk Factors—We have no plans to pay regular dividends on our common stock, which could reduce the return on your investment.”

PRICE RANGE OF COMMON STOCK

Our common stock began trading on the NYSE under the symbol “MUSA” following our initial public offering in April 2010. Before then, there was no public market for our common stock. The following table sets forth, for the periods indicated, the high and low sales prices of our common stock as reported by the NYSE:

	High	Low
Second quarter 2010	$21.52	$13.75
Third quarter 2010	$15.60	$10.96
Fourth quarter 2010	$15.36	$11.46
First quarter 2011	$16.65	$13.96
Second quarter 2011	$17.14	$13.67
Third quarter 2011	$16.01	$8.81
Fourth quarter 2011	$11.81	$7.77
First quarter 2012	$14.49	$11.49
Second quarter 2012	$15.97	$13.32
Third quarter 2012 (through August 3, 2012)	$17.28	$15.43

On August 3, 2012, the closing price as reported on the NYSE of our common stock was $16.36 per share. As of August 3, 2012, we had approximately 51 holders of record of our common stock.

SELLING STOCKHOLDERS

The following table sets forth (i) the selling stockholders, (ii) as of August 3, 2012, the number of shares of common stock that the selling stockholders beneficially owned before this offering, (iii) the number of shares of common stock to be sold in this offering by the selling stockholders, and (iv) the number of shares of our common stock that will be beneficially owned by the selling stockholders after this offering. The following table assumes no exercise of the underwriters’ option to purchase up to 600,000 additional shares of common stock from the selling stockholders. The number of shares of our common stock outstanding as of August 1, 2012 was 37,102,523. See “Prospectus Supplement Summary – Principal Stockholders” and “Underwriting (Conflicts of Interest)” in this prospectus supplement and “Certain Relationships and Related Transactions and Director Independence” incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for our fiscal year ended December 31, 2011, for a discussion of the relationship between us and the selling stockholders.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.

	Shares Beneficially Owned Before the Offering(1)		Number of Shares to be Sold in the Offering	Shares Beneficially Owned After the Offering(1)
Name of Beneficial Owner	Shares	%		Shares	%
Apollo Funds(2)	23,728,650	64.0%	4,000,000	19,728,650	53.2%

(1)	Applicable percentage of ownership is based on 37,102,523 shares of our common stock outstanding as of August 1, 2012. Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of August 1, 2012 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)

Includes shares held of record by (i) Apollo Investment Fund V, L.P. (“AIF V”), (ii) Apollo Overseas Partners V, L.P. (“Overseas V”), (iii) Apollo Netherlands Partners V (A), L.P. (“Netherlands A”), (iv) Apollo Netherlands Partners V (B), L.P. (“Netherlands B”), (v) Apollo German Partners V GmbH & Co. KG (“German V”). Apollo Verwaltungs V GmbH (“Apollo German GP”) serves as the general partner of German V. Apollo Management V, L.P. (“Management V”), serves as the manager of AIF V, Overseas V, Netherlands A and Netherlands B and as a special limited partner of German V, and is the sole shareholder of Apollo German GP, AIF V Management, LLC (“AIF V LLC”) serves as the general partner of Management V, Apollo Management, L.P. (“Apollo Management”) serves as the sole member and manager of AIF V LLC, and Apollo Management GP, LLC (“Management GP”) serves as the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Management GP, and Apollo Management Holdings GP, LLC (“Holdings GP”) serves as the general partner of Management Holdings. Apollo Advisors V, L.P. (“Advisors V”) serves as the general partner of AIF V, Netherlands A and Netherlands B, as the managing general partner of Overseas V and as a special limited partner of German V. Apollo Capital Management V, Inc. (“Capital Management V”) serves as the general partner of Advisors V. Apollo Principal Holdings I, L.P. (“Principal I”) is the sole stockholder of Capital Management and Apollo Principal Holdings I GP, LLC (“Principal I GP”) serves as the general partner of Principal I. Each of the Apollo Funds,

Apollo German GP, Management V, AIF V LLC, Apollo Management, Management GP, Management Holdings, Holdings GP, Advisors V, Capital Management V, Principal I, Principal I GP, and Messrs. Leon Black, Joshua Harris and Marc Rowan, the managers of Principal I GP, and the managers, as well as principal executive officers of Holdings GP, disclaim beneficial ownership of all shares of common stock held of record by any of the Apollo Funds in excess of their pecuniary interests, if any. The address of AIF V, Advisors V, Capital Management V, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Overseas V, Netherlands A and Netherlands B is c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address of German V and Apollo German GP is Eschenheimer Anlage 1, 60316 Frankfurt, Germany. The address of Management V, AIF V LLC, Apollo Management, Management GP, Management Holdings and Holdings GP, and Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

SHARES ELIGIBLE FOR FUTURE SALE

No predictions can be made about the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the actual sale of, or the perceived potential for the sale of, our common stock in the public market may have an adverse effect on the market price for the common stock and could impair our ability to raise capital through future sales of our securities. See “Risk Factors — Future sales of a substantial amount of our common stock, the possibility of future sales or the perception in the public markets that future sales may occur may depress the price of shares of our common stock.”

Sale of Restricted Shares

Upon completion of this offering, we will have an aggregate of 37,102,523 shares of our common stock outstanding. Of these shares, the 4,000,000 shares of our common stock to be sold in this offering and the 11,426,315 shares that were sold in connection with our initial public offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares which may be acquired by any of our “affiliates” as that term is defined in Rule 144 under the Securities Act, which will be subject to the resale limitations of Rule 144. The remaining 21,626,208 shares of our common stock outstanding (other than a small amount of shares sold from vested equity awards by our employees in market transactions since our initial public offering) will be restricted securities, as that term is defined in Rule 144, and may in the future be sold without restriction under the Securities Act to the extent permitted by Rule 144 or any applicable exemption under the Securities Act.

We have granted the Apollo Funds demand and incidental registration rights with respect to the 19,728,650 shares of our common stock owned by them after this offering, and have granted certain management members incidental registration rights with respect to the approximately 1.4 million shares of our common stock owned by them. See “Certain Relationships and Related Transactions and Director Independence” incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for our fiscal year ended December 31, 2011.

Equity Incentive Plans

We have registered on a registration statement on Form S-8 under the Securities Act with the SEC approximately 5.1 million shares of our common stock issued or reserved for issuance under our long-term incentive plans. As of the date of this prospectus supplement, there are approximately 1.6 million shares of our common stock subject to outstanding equity compensation awards under these plans, of which approximately 747 thousand shares are subject to vested and exercisable stock options. Subject to the expiration of any lock-up restrictions as described below and following the completion of any vesting periods, shares of our common stock issuable upon the exercise of options granted or to be granted under our plan will be freely tradable without restriction under the Securities Act, unless such shares are held by any of our affiliates.

Lock-up Agreements

We and certain of our executive officers, directors and the Apollo Funds, have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, subject to certain exceptions. See “Underwriting (Conflicts of Interest)” for a description of these lock-up provisions.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations with respect to the purchase, ownership and disposition of our common stock applicable to non-U.S. holders who acquire such shares in this offering. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock other than:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their tax advisors.

This discussion assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, “controlled foreign corporations,” “passive foreign investment companies,” financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of U.S. state, local or non-U.S. taxes or tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of acquiring, holding and disposing of shares of our common stock.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. WE URGE PROSPECTIVE HOLDERS OF OUR COMMON STOCK TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty) unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder within the United States). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the non-U.S. holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder’s shares of our common stock, as gain from the sale or exchange of such shares.

Dividends effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment) of a non-U.S. holder generally will not be subject to U.S. withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements, including the completion of Internal Revenue Service (“IRS”) Form W-8ECI (or any successor form). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the repatriation from the United States of its “effectively connected earnings and profits,” subject to certain adjustments.

A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty for dividends will be required to complete IRS Form W-8BEN (or any successor form) and certify under penalties of perjury that it is not a U.S. person and that it is entitled to the benefits of the applicable treaty. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals. A non-U.S. holder who is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of our Common Stock

In general, a non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the heading “Information Reporting and Backup Withholding,” withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (in which case the branch profits tax discussed above may also apply if the non-U.S. holder is a corporation) and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•

the non-U.S. holder fails to establish, at such time and in such manner as the U.S. Treasury regulations prescribe, that we are not and have not been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period (thus failing to establish that our stock is not a U.S. real property interest (“USRPI”) in the hands of the non-U.S. holder) and certain other conditions are satisfied. We anticipate that, as of the date of the offering and thereafter, we will be able to provide a statement sufficient for this purpose to non-U.S. holders acquiring our stock in this offering that the stock is not a USRPI, as we believe that we currently are not and we do not anticipate becoming, a USRPHC.

An individual non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the U.S. source gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point above, it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, as noted above, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

U.S. backup withholding tax (currently at a rate of 28% and scheduled to increase to 31% on January 1, 2013) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN (or any successor form, and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) or otherwise establishes an exemption.

Under U.S. Treasury regulations, the payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the beneficial owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. holder (and payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) or otherwise establishes an exemption.

The payment of proceeds from the disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from a disposition of our common stock by a non-U.S. holder effected at a non-U.S. office of a broker that is:

•	a U.S. person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•

a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business, information reporting will apply unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and certain other conditions are satisfied, or the beneficial owner otherwise establishes an exemption (and the broker has no knowledge or reason to know to the contrary).

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Foreign Account Tax Compliance Act

On February 8, 2012, the Treasury Department issued proposed regulations relating to the Foreign Account Tax Compliance Act or “FATCA,” which was enacted in March of 2010. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity (whether such foreign entity is the beneficial owner or an intermediary) unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) the foreign entity is otherwise excepted under FATCA. Under the proposed regulations, withholding is required (i) with respect to dividends on our common stock beginning on January 1, 2014, and (ii) with respect to gross proceeds from a sale or other disposition of our common stock that occurs on or after January 1, 2015.

Notwithstanding the foregoing, the proposed regulations will not be effective until issued in final form. There can be no assurance either as to when final regulations relating to FATCA will be issued or as to the particular form that those final regulations might take. If withholding is required under FATCA on a payment related to our common stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be subject to FATCA withholding and, even if an exception or reduction continues to apply, will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

UNDERWRITING (CONFLICTS OF INTERESTS)

Under the terms and subject to the conditions contained in an underwriting agreement dated August     , 2012, the selling stockholders have agreed to sell to the underwriters 4,000,000 shares of common stock. Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and UBS Securities LLC will act as the representatives of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC
Moelis & Company LLC
Lazard Capital Markets LLC
Macquarie Capital (USA) Inc.
Davenport & Company LLC
Apollo Global Securities, LLC

4,000,000

The underwriting agreement provides that the underwriters are severally obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below unless and until the option is exercised.

The selling stockholders have granted to the underwriters an option to purchase up to 600,000 additional shares from the selling stockholders at the same price per share as the initial price to public listed on the cover of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling stockholders.

	Paid by Selling Stockholders	Paid by Selling Stockholders

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $     per share from the public offering price. If all the shares are not sold at the public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

Lazard Fréres & Co. LLC referred this offering to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

The selling stockholders may be deemed to be underwriters within the meaning of the Securities Act.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $             million payable by us.

No Sales of Similar Securities

We and certain of our executives, officers, directors and the Apollo Funds have agreed, subject to certain exceptions, not to (i) offer, sell, contract to sell or pledge; (ii) grant any option to purchase; (iii) make any short sale; (iv) otherwise dispose; or (v) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of any shares of our common stock, options or warrants to purchase any shares of our common stock, or securities convertible into or exchangeable for or that represent the right to receive shares of our common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co., on behalf of the underwriters.

Such agreements apply to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquired the power of disposition. These agreements do not apply to any existing employee benefit plans. See “Shares Eligible for Future Sale” for a discussion of certain transfer restrictions.

Our common stock is listed on the NYSE under the symbol “MUSA.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet web site maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ web site is not part of this prospectus.

Conflicts of Interests

Apollo Global Securities, LLC, which is an underwriter, is an affiliate of the Apollo Funds and such selling stockholders own more than 10% of our shares. Because Apollo Global Securities, LLC is an underwriter and its affiliates beneficially own more than 10% of our shares, Apollo Global Securities, LLC is deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA. Furthermore, because Apollo Global Securities, LLC is an affiliate of the Apollo Funds and such selling stockholders own more that 10% of our shares, Apollo Global Securities, LLC or its affiliates will receive more than five percent of the net proceeds from this offering as a result of their sale of shares of common stock in this offering. Thus, Apollo Global Securities, LLC is deemed to have a “conflict of interest” under the applicable provisions of Rule 5121 of FINRA. Apollo Global Securities, LLC, will not make sales to discretionary accounts without the prior consent of the customer. In accordance with Rule 5121, the appointment of a “qualified independent underwriter” is not required in connection with this offering, because a “bona fide public market,” as defined in Rule 5121, exists for our common stock.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the underwriters or their affiliates are or may become lenders under our senior secured credit facilities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Each underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“SCISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the SCISA does not extend to acquirers of shares.

This document may only be used by those investors to whom it has been sent in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Company. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Notice to Prospective Investors in Japan

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement has been passed upon for us by Hogan Lovells US LLP. The underwriters have been represented by Cravath, Swaine & Moore LLP. The selling stockholders have been represented by Wachtell, Lipton, Rosen & Katz.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus Supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Metals USA Holdings Corp. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Metals USA Holdings Corp.

Common Stock

Preferred Stock

Stock Purchase Contracts

Warrants

Debt Securities

We may offer and sell from time to time common stock, preferred stock, stock purchase contracts, warrants and debt securities (including debt securities that may be convertible into or exchangeable for common stock). Our common stock, preferred stock, stock purchase contracts, warrants and debt securities may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

In addition, up to 23,728,650 shares of our common stock may be offered and sold, from time to time, by selling stockholders described in this prospectus under the heading “Selling Stockholders” in the future in amounts, at prices, and on other terms to be determined at the time of the offering and by any means described in this prospectus under “Plan of Distribution.” We will bear all costs, fees and expenses in connection with the selling of stockholders’ securities. The selling stockholders will pay all commissions and discounts, if any, attributable to the sale or disposition of their shares of our securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or a selling stockholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. You should read this prospectus and the applicable prospectus supplement carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Metals USA Holdings Corp.’s common stock is traded on the New York Stock Exchange under the symbol “MUSA.” On March 27, 2012, the closing price of the common stock on the New York Stock Exchange was $14.00.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Information Incorporated by Reference.”

This prospectus is dated April 2, 2012.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we and/or one or more selling stockholders may from time to time sell Metals USA Holdings Corp. securities in one or more offerings.

Each time we or one or more selling stockholders sell securities under this prospectus we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference into this prospectus or the prospectus supplement is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations or cash flows may have changed since the date of the applicable document.

When we refer to the “Company,” “we”, “our”, and “us” in this prospectus, we mean Metals USA Holdings Corp. (“Metals USA Holdings”) and its wholly-owned subsidiaries, Flag Intermediate Holding Corp. (“Flag Intermediate”) and Metals USA, Inc. (“Metals USA”), together with the wholly-owned subsidiaries of Metals USA. When we refer to “Apollo,” we mean Apollo Management V, L.P. and its affiliates, unless the context indicates otherwise. When we refer to “Apollo Funds,” we mean investment funds managed by Apollo.

PROSPECTUS SUMMARY

We believe that we are a leading provider of value-added processed carbon steel, stainless steel, aluminum and specialty metals, as well as manufactured metal components. For the year ended December 31, 2011, approximately 95% of our revenue was derived from our metals service center and processing activities, which are segmented into two groups: Flat Rolled and Non-Ferrous Group and Plates and Shapes Group. The remaining portion of our revenue was derived from our Building Products Group, which principally manufactures and sells aluminum products related to the residential remodeling industry. We purchase metal from primary producers that generally focus on large volume sales of unprocessed metals in standard configurations and sizes. In most cases, we perform the customized, value-added processing services required to meet the specifications provided by end-users. Our Plates and Shapes Group and Flat Rolled and Non-Ferrous Group customers are in multiple industries, including the aerospace, automotive industry manufacturing, defense, heavy equipment, marine transportation, commercial construction, office furniture manufacturing, and energy and oilfield services industries, among several others, throughout the United States. Our Building Products Group customers are primarily distributors and contractors engaged in the residential remodeling industry.

Our principal executive offices are located at 2400 E. Commercial Blvd., Suite 905, Fort Lauderdale, Florida 33308, and our telephone number is (954) 202-4000. Our website is located at www.metalsusa.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this prospectus, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “should,” “plan,” “project” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

•	projected operating or financial results, including anticipated cash flows from operations and asset sale proceeds;

•	expectations regarding capital expenditures, interest expense and other payments;

•	our beliefs and assumptions relating to our liquidity position, including our ability to adapt to changing market conditions; and

•	our ability to compete effectively for market share with industry participants.

Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are discussed under “Risk Factors” and elsewhere in this prospectus, our reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, or any prospectus supplement. All forward-looking information in this prospectus and documents incorporated by reference herein and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	supply, demand, prices and other market conditions for steel and other commodities;

•	the timing and extent of changes in commodity prices;

•	the effects of competition in our business lines;

•	the condition of the steel and metal markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

•	the ability of our counterparties to satisfy their financial commitments;

•	tariffs and other government regulations relating to our products and services;

•	adverse developments in our relationship with both our key employees and unionized employees;

•

operational factors affecting the ongoing commercial operations of our facilities, including catastrophic weather-related damage, regulatory approvals, permit issues, unscheduled blackouts, outages or repairs, unanticipated changes in fuel costs or availability of fuel emission credits or workforce issues;

•	our ability to operate our businesses efficiently, manage capital expenditures and costs (including general and administrative expenses) and generate earnings and cash flow;

•	restrictive covenants in our indebtedness that may adversely affect our operational flexibility;

•	general political conditions and developments in the United States and in foreign countries whose affairs affect supply, demand and markets for steel, metals and metal products;

•	our ability to retain key employees; and

•	our expectations with respect to our acquisition activity.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. Accordingly, investors should not place undue reliance on those statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, or to reflect events or circumstances after the date of this prospectus, except as otherwise required by applicable law.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors described in Part I, Item 1A. “Risk Factors” in our 2011 Annual Report on Form 10-K and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to our securities. You also should carefully consider other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially and adversely affect our business, financial condition or results of operations and the securities we offer by means of this prospectus. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Concerning Forward-Looking Statements” above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the investor relations page of our corporate website at www.metalsusa.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus. You also may read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede, or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Section13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than documents or information “furnished” to and not “filed” with the SEC) after the initial filing of the registration statement related to this prospectus until the termination of the offering of these securities:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 14, 2012; and

•

The description of the our common stock, par value $0.01 per share, contained in our Form 8-A, filed on April 6, 2010, and any subsequent amendment thereto filed for the purpose of updating such description.

Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Metals USA Holdings Corp.

2400 E. Commercial Blvd., Suite 905

Fort Lauderdale, Florida 33308

Attn: Investor Relations

Telephone: (954) 202-4000

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus or any accompanying prospectus supplement do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of these filings at the address and telephone number set forth above.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

INDUSTRY AND MARKET DATA

This prospectus and any prospectus supplement may include industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other information available to us. Some data also is based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. Statements as to our market position are based on market data currently available to us. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus or any prospectus supplement. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes. We will not receive any proceeds from the sale of the securities by selling stockholders. General corporate purposes include working capital, the expansion of our production capabilities, purchases of capital equipment, acquisitions and the repayment, repurchase or redemption of outstanding indebtedness. We have not determined the specific portion of any net proceeds to be used for these purposes, and the net proceeds from the sale of the securities have not been accounted for in our normal budgeting process. The amounts actually expended for these purposes may vary significantly and will depend on a number of factors, including the amount of cash we generate from future operations, the actual expenses of operating our business, and opportunities that may be or become available to us.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our consolidated ratio of earnings to fixed charges. We have not presented a ratio of earnings to fixed charges and preferred stock dividends because we had no preferred stock outstanding in any of the fiscal years presented. The following table should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein, and Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges) thereto.

	Fiscal Year Ended December 31,
	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges	1.2x	2.3x	1.1x	1.4x	3.3x

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale of up to a total of 23,728,650 shares of our common stock by certain Apollo Funds and certain of our current and former executive officers, employees and directors. Information about the current and former officers, employees and directors that may offer shares of common stock pursuant to this prospectus will be set forth in one or more prospectus supplements or in filings that we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Each of the current and former officers, employees and directors who may offer shares of common stock pursuant to this prospectus acquired the shares prior to the date of the filing of the registration statement of which this prospectus forms a part. The transactions in which the shares were acquired have been completed. The shares were acquired as part of the acquisition of the Company by certain Apollo Funds in November of 2005 and, in the case of the current and former executive officers, employees and directors, also through participating in certain employee benefit plans and/or stock incentive plans.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”), and of specific provisions of the Delaware General Corporation Law (“DGCL”). The following description is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws and the DGCL.

General

Pursuant to our Certificate of Incorporation, our capital stock consists of a total of 150 million authorized shares, of which 140 million shares are designated common stock, par value $0.01 per share, and 10 million shares are designated preferred stock, par value $0.01 per share. As of March 27, 2012, there were 37,058,507 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our Board of Directors (the “Board”) out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the net assets available for distribution to the stockholders after payment of all debts, other liabilities, and accrued but unpaid dividends on any outstanding preferred stock, subject to the liquidation preferences of any outstanding preferred stock.

Other Matters. The common stock has no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable, and the shares of our common stock offered hereby, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.

Preferred Stock

Pursuant to our Certificate of Incorporation, shares of preferred stock are issuable from time to time, in one or more series, with the designations of the series, the voting rights (if any) of the shares of the series, the powers, preferences and relative, participation, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof as our Board from time to time may adopt by resolution, subject to certain limitations. Each series will consist of that number of shares as will be stated and expressed in the certificate of designations providing for the issuance of the stock of the series. All shares of any one series of preferred stock will be identical.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Composition of Board of Directors; Election and Removal of Directors

In accordance with our Certificate of Incorporation and our Bylaws, the number of directors comprising our Board is determined from time to time by our Board, and only a majority of the Board may fix the number of directors. We currently avail ourselves of the “controlled company” exception under the New York Stock

Exchange rules which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our Board and that we have compensation and nominating and corporate governance committees composed entirely of independent directors. We do, however, remain subject to the requirement that we have an audit committee composed entirely of independent members. Currently, we have seven directors. Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At any meeting of our Board, except as otherwise required by law, our Bylaws provide that a majority of the total number of directors then in office will constitute a quorum for all purposes, except that, for so long as there is at least one Apollo representative on the Board, then a quorum must include such representative unless he or she waives the right to be included in the quorum at such meeting.

The amended and restated investors rights agreement among Metals USA Holdings, certain Apollo Funds and certain members of our management (the “Investors Rights Agreement”) provides that, except as otherwise required by applicable law, certain Apollo Funds have the right to nominate (a) four directors as long as certain Apollo Funds own (including shares of common stock issuable under the terms of any exchangeable securities issued by us) at least 30% but less than 50% of our outstanding common stock, (b) three directors as long as certain Apollo Funds own (including shares of common stock issuable under the terms of any exchangeable securities issued by us) at least 20% but less than 30% of our outstanding common stock and (c) two directors as long as certain Apollo Funds own (including shares of common stock issuable under the terms of any exchangeable securities issued by us) at least 10% but less than 20% of our outstanding common stock. In the event that the Board increases its size beyond nine members, certain Apollo Funds’ nomination rights will be proportionately increased, and rounded up to the nearest whole number of directors. The Investors Rights Agreement also provides that, except as otherwise required by applicable law, we will take all action within our respective power to cause all such nominees to be included in the slate of nominees recommended by the Board to the Company’s stockholders for election as directors at each annual meeting of our stockholders, and we will use all reasonable efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees. The Investors Rights Agreement also provides that, except as otherwise required by applicable law, certain Apollo Funds will have the right to designate a replacement to fill a vacancy on the Board that was nominated by certain Apollo Funds, and will provide that, except as otherwise required by applicable law, we will take all action within our power to cause such vacancy to be filled by the replacement designated by certain Apollo Funds (including by promptly appointing such designee to the Board). See “Certain Relationships and Related Party Transactions—Investors Rights Agreement,” incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2011.

Our Certificate of Incorporation provides that our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Our Certificate of Incorporation also provides that stockholders do not have the right to cumulative votes in the election of directors. Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation does not make an exception to this rule. In addition, except to the extent otherwise provided in the Investors Rights Agreement, our Certificate of Incorporation and Bylaws provide that any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum, subject to certain Apollo Funds’ rights as described above.

Special Meetings of Stockholders

Our Bylaws provide that special meetings of the stockholders may be called only by the Board or the Chairman of the Board.

Section 203 of the DGCL

In our Certificate of Incorporation, we elect not to be subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner prescribed therein. A “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation’s voting stock.

Certain Corporate Anti-Takeover Provisions

Certain provisions in our Certificate of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our Certificate of Incorporation contains provisions that permit our Board to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. See “—Preferred Stock.”

Classified Board; Number of Directors

Our Certificate of Incorporation provides that our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible and the number of directors on our Board may be fixed only by the majority of our Board. See “—Composition of Board of Directors; Election and Removal of Directors.”

Removal of Directors, Vacancies

Our stockholders are able to remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our Board may be filled only by a majority of our Board. Except as otherwise required by applicable law, the Investors Rights Agreement provides that certain Apollo Funds have the right to designate a replacement to fill a vacancy on our Board resulting from the resignation or removal of a director that was designated by certain Apollo Funds. See “—Composition of Board of Directors; Election and Removal of Directors.”

No Cumulative Voting

Our Certificate of Incorporation provides that stockholders do not have the right to cumulative votes in the election of directors.

Calling of Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws provide that special meetings of our stockholders may be called only by our Board or the Chairman of the Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the previous year’s annual meeting. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Delaware Takeover Statute

In our Certificate of Incorporation, we elect not to be subject to Section 203 of the DGCL, which would have imposed additional requirements regarding certain mergers and other business combinations.

All the foregoing proposed provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. These same provisions may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest. In addition, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Corporate Opportunity

Our Certificate of Incorporation provides that no officer or director of us who is also an officer, director, employee, managing director or other affiliate of Apollo Global Management, LLC or its affiliates will be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to another person, including Apollo, instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to another person, including Apollo.

Amendment of Our Certificate of Incorporation

Our Certificate of Incorporation provides that the affirmative vote of the holders of at least a majority in voting power of all the shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to modify, amend or repeal, the Certificate of Incorporation.

Amendment of Our Bylaws

Our Bylaws provide that they can be amended by the vote of the holders of a majority of the shares then entitled to vote or by the vote of a majority of the Board.

Limitation of Liability and Indemnification

Our Certificate of Incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our Certificate of Incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our Certificate of Incorporation provides that we will, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

The right to be indemnified will include the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, provided that, if required by law, we receive an undertaking to repay such amount if it will be determined that he or she is not entitled to be indemnified.

Our Board may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment nor repeal of these indemnification provisions, nor the adoption of any provision of our Certificate of Incorporation inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

We believe these provisions assist in attracting and retaining qualified individuals to serve as directors.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “MUSA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the stock purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any stock purchase contracts that we may offer under this prospectus, we will describe the particular terms of any series of stock purchase contracts in more detail in the applicable prospectus supplement. The terms of any stock purchase contracts offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of stock purchase contract that describes the terms of the particular stock purchase contract we are offering before the issuance of the related stock purchase contract. The following summaries of material provisions of the stock purchase contracts are subject to, and qualified in their entirety by reference to, all the provisions of the stock purchase contracts applicable to the stock purchase contracts that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the stock purchase contracts that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete stock purchase contracts that contain the terms of the stock purchase contracts.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock. The consideration per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may require us to make periodic payments to the holders of certain of our securities or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We may evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of owning or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants may have no rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase our common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, the warrants may also provide that they may be exercised on a “cashless” or net basis. We will set forth on the reverse side of the warrant certificate, if applicable, and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or a warrant agent in order to exercise a warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at our offices, the corporate trust office of a warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares of our common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of our common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We have filed, as an exhibit to the registration statement of which this prospectus is a part, the form of indenture pursuant to which the debt securities will be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of such debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•

whether the debt securities will be secured or unsecured, and if secured, the property covered by the security interest, the priority of the security interest, the method of perfecting the security interest and any escrow arrangements related to the security interest;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

In addition, we or any selling stockholder may enter into option, share lending or other types of transactions that require us or such selling stockholder to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or any selling stockholder may enter into hedging transactions with respect to our securities. For example, we or such selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The prospectus supplement with respect to each series of securities will state the manner and terms of the offering of the securities, including:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we or the selling stockholders may sell the common stock through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

The selling stockholders may be deemed to be underwriters as defined in the Securities Act. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

We or the selling stockholders may sell offered securities to one or more purchasers directly, in which case no underwriters or agents would be involved.

Our common stock is listed on the New York Stock Exchange under the symbol “MUSA.” Common stock sold under this prospectus will be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

Other than this prospectus and the applicable prospectus supplement, the information on our website or the website of any agent or dealer and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, the applicable prospectus supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we or the selling stockholders will sell all or any of the securities offered by this prospectus.

This prospectus also may be used in connection with any issuance by us of common stock or preferred stock upon exercise of a warrant if such an issuance is not exempt from the registration requirements of the Securities Act.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Metals USA Holdings Corp. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

4,000,000 Shares

Metals USA Holdings Corp.

Common Stock

PROSPECTUS SUPPLEMENT

August     , 2012